Exhibit 21




                      SUBSIDIARIES OF THE REGISTRANT

                                                                     Exhibit 21




                    SUBSIDIARIES OF HURCO COMPANIES, INC.


                                                    Jurisdiction
Name                                                of Incorporation

Autocon Technologies, Inc.                          Indiana

IMS Technologies, Inc.                              Virginia

Hurco GmbH                                          Federal Republic of Germany

Hurco S.A.R.L.                                      France

Hurco Europe Limited                                United Kingdom

Hurco (S.E. Asia) Pte Ltd.                          Singapore